Exhibit 10.4

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT, dated as of November 6, 2007, between Answers Corporation, a Delaware Corporation (the “Company”) and Bruce Smith, an individual (“Executive”), amends that Employment Agreement dated July 27th, 2005 (the “Employment Agreement”).

1.               Effective June 19, 2007, the Executive has been promoted to the position of Chief Strategic Officer of the Company.

2.               Pursuant to this Amendment, the parties agree to amend the Employment Agreement as follows:

Subsection 2.1, “Voluntary Termination By Either Party” of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

2.1 Voluntary Termination By Either Party. Either party may terminate the Executive’s employment with the Company without cause at any time upon three (3) months written notice. The Company shall have the right, in its sole discretion, to require Executive to continue working for the Company during the notice period.  If the Company terminates the Executive without cause pursuant to this Section 2.1 the Board of Directors shall take the necessary steps so that the period during which the Executive shall be permitted to exercise his stock options to purchase shares of common stock of the Parent in accordance with the Parent’s employee stock option plan(s) as in effect from time to time (the “Options”), shall be extended to the shorter of (a) one (1) year from the effective date of his termination or (b) the expiration date of the options.

3.               The effective date of this Amendment shall be the date first written above.

4.               Terms used in this Amendment but not defined herein will have the respective meanings ascribed to such terms in the Employment Agreement.  In the event of any conflict between the terms of this Amendment and the terms of the Employment Agreement, this Amendment shall control.  Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect.

AGREED AND ACCEPTED:		AGREED AND ACCEPTED:

Bruce Smith		GuruNet Israel Ltd.

Signature:	/s/ Bruce D. Smith	Signature:	/s/ Steven Steinberg

Name: Steven Steinberg
Title: Chief Financial Officer